UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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NORTHWESTERN MUTUAL SERIES FUND, INC.

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NORTHWESTERN MUTUAL SERIES FUND, INC.

Large Cap Blend Portfolio

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

December 14, 2012

To the Contract Owners:

We are pleased to notify you of changes involving the Large Cap Blend Portfolio (“Portfolio”), a series of Northwestern Mutual Series Fund, Inc. (the “Fund”).

The Fund’s Board of Directors (the “Board”) has approved the hiring of Fiduciary Management, Inc. (“Fiduciary”) to serve as sub-adviser to the Portfolio and, in conjunction with this, the Board has approved a new sub-advisory agreement (the “New Sub-Advisory Agreement”) between Fiduciary and Mason Street Advisors, LLC, the Portfolio’s investment adviser (“Mason Street Advisors”), on behalf of the Portfolio.

In approving Fiduciary to serve as sub-adviser to the Portfolio, the Board also approved the termination of Mason Street Advisor’s sub-advisory agreement with Capital Guardian Trust Company (“Capital Guardian”) relating to the Portfolio. As was previously communicated to you via a supplement dated August 29, 2012 to the Fund’s prospectus, Fiduciary replaced Capital Guardian as the Portfolio’s sub-adviser effective October 1, 2012. Mason Street Advisors will continue to serve as the Portfolio’s investment adviser.

I encourage you to read the attached Information Statement, which provides information about Fiduciary and the New Sub-Advisory Agreement, and discusses the factors that the Board considered in approving the New Sub-Advisory Agreement. The Information Statement does not require any action by you. Its purpose is to provide you with information about the new sub-adviser for the Portfolio.

Sincerely,

R. DAVID ELLS

President

Northwestern Mutual Series Fund, Inc.

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NORTHWESTERN MUTUAL SERIES FUND, INC.

Large Cap Blend Portfolio

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

INFORMATION STATEMENT

December 14, 2012

The Board of Directors (“Board” or “Directors”) of the Northwestern Mutual Series Fund, Inc. (“Series Fund”) recently approved a new Investment Sub-Advisory Agreement (“New Sub-Advisory Agreement”) for the Large Cap Blend Portfolio (“Portfolio”) between Mason Street Advisors, LLC, in its capacity as investment adviser to the Portfolio (the “Adviser” or “Mason Street Advisors”) and Fiduciary Management, Inc. (“Fiduciary” or “Sub-Adviser”), effective October 1, 2012. This Information Statement explains why the Directors (i) approved the termination of the sub-advisory agreement between Mason Street Advisors and Capital Guardian Trust Company (“Capital Guardian”), the Portfolio’s former sub-adviser, and (ii) approved the New Sub-Advisory Agreement with Fiduciary on behalf of the Portfolio, as well as describes generally the terms of the New Sub-Advisory Agreement.

These changes were approved by the Board without shareholder approval, pursuant to the terms of an Exemptive Order issued by the Securities and Exchange Commission (“SEC”) to the Series Fund and the Adviser.

On or about December 14, 2012, a Notice of Internet Availability of Information Statement (the “Notice”) was first sent to contract owners with an allocation to the Portfolio as of September 28, 2012 (record date). This Information Statement is being provided to contract owners in lieu of a proxy statement pursuant to the terms of the Exemptive Order. As stated in the Notice, this Information Statement will be made available at www.nmseriesfund.com under the heading “Additional Documents” on or about December 14, 2012, and will remain available until March 31, 2013. A paper copy of this Information Statement may be obtained, without charge, by calling 1-888-455-2232.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

BACKGROUND

Series Fund

The Series Fund is a mutual fund that offers its shares in 28 separate investment portfolios, one of which is the Portfolio. All of the outstanding shares of the Series Fund are held by The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”), either in its general account or in its separate investment accounts used for its variable annuity contracts and variable life insurance policies. Although you are not a shareholder of the Series Fund, all or part of the net considerations or premiums and accumulated amounts under your variable annuity contract or variable life insurance policy are invested in shares of the Series Fund through NML Variable Annuity Account A, NML Variable Annuity Account B, NML Variable Annuity Account C, Northwestern Mutual Variable Life Account or Northwestern Mutual Variable Life Account II. You are receiving this Information Statement because you have directed Northwestern Mutual to allocate all or a portion of your investment to the Portfolio as of September 28, 2012.

Adviser

Mason Street Advisors serves as the investment adviser to the Portfolio pursuant to an Amended and Restated Advisory Agreement between the Series Fund and Mason Street Advisors dated April 30, 2012 (“Advisory Agreement”). The Advisory Agreement permits Mason Street Advisors to employ one or more sub-advisers for the purpose of providing investment management services for any or each of the Series Fund’s portfolios, including the Portfolio. Under the Advisory Agreement, Mason Street Advisors, among other things, monitors and evaluates the performance of the sub-advisers to the Series Fund’s portfolios on an ongoing basis. Factors it considers are, among others: the qualifications of a sub-adviser’s investment personnel, its investment philosophy and process, and its long-term performance results. Mason Street Advisors also recommends the termination or replacement of a sub-adviser when deemed appropriate.

Board Action Pursuant to Exemptive Order

Pursuant to an Exemptive Order issued to Mason Street Advisors and the Series Fund by the SEC, Mason Street Advisors is permitted to hire, terminate or replace sub-advisers to the Series Fund’s portfolios, and to modify material terms and conditions of sub-advisory agreements relating to the portfolios, without shareholder approval, subject to certain conditions and the approval of the Board. Consistent with the terms of the Exemptive Order, at a meeting of the Board held on August 9, 2012, the Directors, including a majority of the Directors who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended) of the Series Fund or Mason Street Advisors (“Independent Directors”), appointed Fiduciary to serve as the sub-adviser for the Portfolio, replacing the current sub-adviser effective October 1, 2012, and approved the New Sub-Advisory Agreement.

The Series Fund and Mason Street Advisors have agreed to comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within 90 days of the date a newly hired sub-adviser begins providing services, the affected shareholders will be notified of the change. This Information Statement provides the required notice and contains information about Fiduciary and the New Sub-Advisory Agreement.

SUB-ADVISORY AGREEMENT

At a meeting of the Board held on August 9, 2012, the Directors, including the Independent Directors, unanimously determined to terminate the Investment Sub-Advisory Agreement between Mason Street Advisors and Capital Guardian dated April 30, 2007, relating to the Portfolio. In determining to replace Capital Guardian as the sub-adviser for the Portfolio, the Directors considered the decline in both Capital Guardian’s assets under management and the number of its institutional sub-advisory accounts and the potential impact of such declines on future service levels to the Portfolio. The Directors also considered the Portfolio’s investment results over a variety of periods, and while acknowledging that performance had improved slightly in the near term, expressed dissatisfaction with the Portfolio’s longer-term performance. The Directors took into consideration the frequency with which the portfolio manager team for the Portfolio had been reconfigured over the past several years. Based on the foregoing considerations, which were discussed at the August 9, 2012 meeting as well as at prior Board meetings, the Directors concluded that it was appropriate to identify and hire a new sub-adviser for the Portfolio.

At the same meeting, the Directors, including the Independent Directors, unanimously approved an Investment Sub-Advisory Agreement between Mason Street Advisors and Fiduciary relating to the Portfolio. The Board’s decision was reached after extensive research and qualitative and quantitative analysis of numerous candidate firms and their respective organizational structures, investment processes and long-term performance records. The rationale for the Board’s approval, and the terms of the New Sub-Advisory Agreement, are described below. Information about Fiduciary is located in the section of this Information Statement titled “MANAGEMENT.”

Board Consideration of the New Sub-Advisory Agreement

In determining whether to approve the New Sub-Advisory Agreement on behalf of the Portfolio, the Directors requested and received detailed information from Mason Street Advisors and Fiduciary to assist them in their evaluation, including information compiled by certain independent providers of evaluative data. The Independent Directors also received a memorandum from their counsel advising the Directors of their responsibilities in connection with the approval of the New Sub-Advisory Agreement and summarizing the legal standards governing the review of the Agreement. In addition, during the course of their deliberations, the Independent Directors had the opportunity to meet privately without representatives of Mason Street Advisors and Fiduciary present, and were represented throughout the process by legal counsel to the Independent Directors.

The material factors and conclusions that formed the basis for the Board’s determination to approve the New Sub-Advisory Agreement with respect to the Portfolio include those discussed below. In addition to the information provided to them in anticipation of and at the May 10, 2012 and August 9, 2012 meetings, the Directors considered the in-person presentation from Fiduciary at the meeting and Fiduciary’s responses to the Directors’ questions during that meeting. The Directors also considered the detailed analysis conducted by Mason Street Advisors and provided to the Directors which was based on Mason Street Advisors’ due diligence visit to, and interview of, Fiduciary. The Directors were provided with, and considered an analysis that included details regarding Fiduciary’s investment performance, investment process, investment professionals and firm and operational and enterprise issues. The Directors evaluated a variety of information they deemed relevant. No one particular factor was identified as controlling, but rather it was a combination of all the factors and conclusions that formed the basis for the determinations made by the Directors.

Nature, Extent and Quality of Services. The Directors evaluated the nature, scope, extent and quality of services to be provided by Fiduciary with respect to the Portfolio. The Directors considered the process followed to identify potential sub-advisers for the Portfolio, and the rationale for the recommendation of Fiduciary as sub-adviser. The Directors also considered the breadth and depth of experience of Fiduciary in managing other accounts using a similar investment strategy, including other mutual funds using a substantially similar strategy. The Directors’ considerations included information about Fiduciary’s organization and the tenure, experience and performance of Fiduciary’s investment management team. The Directors considered Fiduciary’s investment management team structure and the continuity of the team. The Directors also took into consideration Fiduciary’s focused investment approach and its low turnover investment process. In connection with the foregoing, the Directors noted that Fiduciary’s focused approach provided a contrast to the offerings available to owners of variable annuity and variable life insurance products in the large cap blend space. The Directors also considered Fiduciary’s demonstrated attention to asset size. The Directors took into consideration Fiduciary’s private, employee-owned structure. The Directors noted that the portfolio managers’ retirement plan assets were invested in the same manner as the client mandates managed by Fiduciary, and observed that this created an alignment with the interests of Fiduciary’s clients. Finally, the Directors took into consideration Fiduciary’s general reputation and the resources available to be committed in managing the Portfolio. Based on their review of these factors and other factors deemed relevant, the Directors concluded that they were satisfied with the nature, extent and quality of services to be provided by Fiduciary with respect to the Portfolio, and the resources to be committed by Fiduciary in providing such services.

Investment Performance. Because Fiduciary was a newly appointed sub-adviser, the Directors, at the meeting, could not consider Fiduciary’s investment performance in managing the Portfolio as a factor in evaluating the New Sub-Advisory Agreement. However, the Directors considered Fiduciary’s performance record for other accounts, including other mutual funds, with investment objectives, investment policies and investment strategies substantially similar to the Portfolio. In addition to absolute performance and risk-adjusted performance for these similar accounts for both short and long-term periods, the Directors considered a comparison of the performance to the returns of a peer group and universe of comparable funds underlying variable insurance products as compiled by an independent research firm, and to the performance averages of the respective Morningstar and Lipper categories for the same periods. The Directors evaluated the similar accounts’ relative performance, and considered independent rankings and ratings where applicable, to provide an objective comparative benchmark against which they could assess the experience and ability of Fiduciary in managing similar accounts. The Directors specifically noted the strong performance of such accounts over both the short and long-term periods, particularly in down markets. Based on these and other factors deemed relevant, the Directors concluded that they were satisfied with the experience and capabilities of Fiduciary and the personnel to be associated with the Portfolio.

Management Fees and Other Expenses. In evaluating the management fees paid by the Portfolio, the Directors considered the actual and contractual fees paid by the Portfolio under the Advisory Agreement. The Directors also considered the sub-advisory fees to be paid by Mason Street Advisors to Fiduciary out of its management fee, including a comparison of those fees with fees charged by Fiduciary for similarly managed accounts, including other mutual funds. The Directors considered a comparison of the actual and contractual management fees of the Portfolio and those of an independently selected peer group of mutual funds for the Portfolio. The Directors considered the comparative data as a guide to help assess the reasonableness of the Portfolio’s advisory fee, although they acknowledged that it was difficult to make precise comparisons with other funds since the exact nature of services provided by peers is often not apparent. The Directors also separately considered the allocation between Mason Street Advisors and Fiduciary of the Portfolio’s investment advisory fee (i.e. the amount of the advisory fee retained by Mason Street Advisors relative to that paid to Fiduciary as a sub-advisory fee). They determined that the allocation was reasonable and the product of arm’s length negotiation between Mason Street Advisors and Fiduciary.

The Directors did not consider the management fees charged to other Mason Street Advisors’ clients as particularly relevant, because substantially all of those accounts were managed for affiliates of Mason Street Advisors and, as such, those accounts were priced based on different factors and considerations and, in some instances, had investment objectives and policies different than the Portfolio.

The Directors further considered the total operating expenses of the Portfolio and a comparison of those expenses with the Portfolio’s peer group. The Directors noted that the Portfolio was projected to continue to be in the second Lipper quartile (meaning second lowest) with respect to total operating expenses. In considering the level of management fees, the Directors also considered the structure and size of the Portfolio, the expenses assumed by Mason Street Advisors, the existing expense cap arrangement agreed to by Mason Street Advisors for the Portfolio and the amounts waived or reimbursed by Mason Street Advisors under such agreement. Based on their review of the management and other expenses, the comparative data, and other factors deemed relevant by the Directors, the Directors concluded that the management fees and total operating expenses of the Portfolio were reasonable in relation to the nature, scope and quality of services to be provided.

Costs and Profitability. The Directors also considered Mason Street Advisors’ pricing methodology for its services as investment adviser and for the products of which the Portfolio is an investment option. Also considered was the financial condition of Mason Street Advisors and information concerning Mason Street Advisors’ costs and profitability with respect to its relationship with the Portfolio in general as well as in light of the sub-advisory fees negotiated with Fiduciary. Mason Street Advisors provided a profitability analysis for the Portfolio that included the expense allocation methodology used, net income for the Portfolio and net and gross profit margins for the Portfolio. In connection with its review of the profitability of Mason Street Advisors’ services to the Portfolio, the Directors also considered services provided by affiliates of Mason Street Advisors. The Directors also received information on soft dollar arrangements, including its policies for allocating brokerage and research services, and any other benefits to Mason Street Advisors or its affiliates arising from the Portfolio.

The Directors recognized that there are limitations inherent in allocating costs and calculating profitability for an organization such as Mason Street Advisors, and that it is difficult to make comparisons of profitability among investment advisers and clients because comparative information is not generally publicly available and, when available, such information has been developed using a variety of assumptions and other factors. Based on their review of the profitability analysis for the Portfolio, the Directors concluded that they were satisfied that Mason Street Advisors’ level of profitability from its relationship with the Portfolio was not excessive.

Economies of Scale. The Directors also considered whether the Portfolio’s expense structure permitted economies of scale to be shared with the Portfolio’s investors. The Directors considered that the fee schedule for the Portfolio contained breakpoints and the extent to which the Portfolio may benefit from economies of scale through those breakpoints. The Directors also took into consideration the expense cap agreement that was in place with respect to the Portfolio. The Directors also considered the total assets of the Portfolio and the expense ratio of the Portfolio. Based on this information, the Board concluded that the fee schedule and breakpoints evidenced an appropriate sharing of economies of scale between the Portfolio and Mason Street Advisors.

Other Information. The Directors were presented with other information intended to assist them in their consideration of the approval of the New Sub-Advisory Agreement, including information about Fiduciary’s risk management infrastructure, compliance structure, compliance policies and procedures, brokerage practices and use of soft dollars. The Directors also received information regarding pending or recent litigation or regulatory actions to which Fiduciary or its affiliates may have been a party, and

Fiduciary’s response to those actions, information regarding portfolio turnover, business continuity, succession planning, codes of ethics, and proxy voting policies and procedures.

Conclusions of the Directors. Based on a consideration of all information they deemed relevant in its totality, the Board, including the Independent Directors, and assisted by the advice of legal counsel independent of Mason Street Advisors, in the exercise of its business judgment concluded that it was in the best interests of the Portfolio to approve the New Sub-Advisory Agreement between Mason Street Advisors and Fiduciary.

Description of the New Sub-Advisory Agreement

Under the terms of the New Sub-Advisory Agreement, Fiduciary shall, subject to the supervision and oversight of the Board and the Adviser, supervise, manage and direct the investment of the Portfolio’s assets in accordance with the Portfolio’s investment objectives, policies and restrictions as stated in the Series Fund’s prospectus and statement of additional information, and conduct a continual program of evaluation, investment, sale and reinvestment of the Portfolio’s assets by determining the securities and other investments that will be purchased and sold, when transactions will be executed, and what portion of the Portfolio’s assets will be invested or remain uninvested. Fiduciary will also perform certain other administrative and compliance related functions in connection with the management of the Portfolio, including the maintenance of records relating to its services and the provision of periodic reports to the Adviser and the Board. The terms of the New Sub-Advisory Agreement, other than the rate of compensation paid by the Adviser to Fiduciary, are substantially similar to the sub-advisory agreement which was in effect between Capital Guardian and the Adviser relating to the Portfolio.

The New Sub-Advisory Agreement provides for Fiduciary to be compensated based on the average daily net assets of the Portfolio at the following rates: 0.65% on the first $25 million of assets, 0.55% on the next $25 million, 0.45% on the next $50 million, and 0.40% on assets in excess of $100 million. Fiduciary is compensated from the fees that the Adviser receives from the Portfolio. Fiduciary generally will pay all expenses it incurs in connection with its activities under the New Sub-Advisory Agreement. There will be no increase in the advisory fees paid by the Portfolio to the Adviser as a consequence of the replacement of Capital Guardian by Fiduciary and the implementation of the New Sub-Advisory Agreement.

The New Sub-Advisory Agreement was approved for an initial term of two years. Thereafter, a continuance will require the annual approval of the Board, including the Independent Directors. The New Sub-Advisory Agreement may be terminated at any time, without payment of penalty by (i) the vote of a majority of the Board or the vote of the majority of the outstanding voting securities of the Portfolio; (ii) the Adviser, upon 60 days’ prior written notice; or (iii) Fiduciary, upon not less than 90 days’ written notice to the Portfolio and the Adviser. The New Sub-Advisory Agreement will terminate automatically in the event of its assignment, except as otherwise provided by applicable law or the Exemptive Order, or upon the termination of the Advisory Agreement.

The New Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard of its obligation and duties thereunder, Fiduciary will not be liable for any act or omission in connection with its activities as sub-adviser to the Portfolio.

MANAGEMENT

Mason Street Advisors

The investment adviser for the Portfolio is Mason Street Advisors, LLC, a wholly owned subsidiary of Northwestern Mutual. Mason Street Advisors’ address is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. Northwestern Mutual shares the same address. Mason Street Advisors provides its extensive institutional and fixed income expertise to Northwestern Mutual and certain of its affiliates, The Northwestern Mutual Foundation, and Northwestern Mutual’s pension plan assets for employees and financial representatives. As of September 30, 2012, Mason Street Advisors had over $121.3 billion in assets under management.

Pursuant to the Advisory Agreement, subject to the supervision of the Board, Mason Street Advisors manages the investment and reinvestment of the assets of the Series Fund’s portfolios and determines the composition of the assets of the portfolios, including the purchase, retention or sales of the securities and cash contained in the portfolios. In so doing, the Adviser may hire one or more sub-advisers to carry out the investment program of the Series Fund. The Adviser also administers the Series Fund’s corporate affairs. Pursuant to the Advisory Agreement, the Adviser has agreed to assume: (i) expenses incurred by it in connection with managing the investment advisory and administrative operations of the Series Funds (such as office space, facilities and equipment); (ii) fees and expenses of the personnel of the Adviser and the Fund (except compensation, fees and expenses of the Independent Directors and the compensation, benefits and expenses of the Series Fund’s chief compliance officer and his or her compliance staff that relate to fund compliance functions); (iii) fees of the sub-adviser appointed by the Adviser; and (iv) expenses the Adviser otherwise agrees to assume pursuant to the expense cap agreement with the Series Fund discussed below.

For services to the Portfolio, the Portfolio pays the Adviser a fee calculated at an annual rate of 0.77% of the Portfolio’s average daily net assets. The Adviser has entered into a written expense limitation agreement under which it has agreed to limit the total expenses of the Portfolio (excluding taxes, brokerage, other investment-related costs, interest and dividend expenses and charges and extraordinary expenses) to an annual rate of 0.85% of the Portfolio’s average net assets until April 30, 2013. This agreement may be terminated at any time after April 30, 2013. After giving effect to the expense limitation agreement, the Adviser received advisory fees of $518,956 from the Portfolio for the fiscal year ended December 31, 2011.

The Advisory Agreement provides that the Adviser will not be liable for any act or omission or any loss suffered by the Portfolio in connection with the matters to which the Advisory Agreement relates, except for a loss resulting from the Adviser’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties under the Advisory Agreement. The Advisory Agreement will continue in effect only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act of 1940, as amended. The Advisory Agreement may be terminated at any time without payment of penalty by: (i) a vote of the Board or by the vote of a majority of the voting securities of any portfolio, upon 60 days’ written notice to the Adviser; or (ii) the Adviser, upon 90 days’ written notice to the Series Fund. The Advisory Agreement will terminate automatically upon its assignment.

The Advisory Agreement was last approved by the Board, including a majority of the Independent Directors, on February 23, 2012. The beneficial shareholders of the Series Fund last approved the Advisory Agreement on April 17, 2012.

The following chart lists the directors and principal executive officers of Mason Street Advisors and their principal occupations. The address for each, as it relates to that person’s position with Mason Street Advisors, is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

Name	Position with Adviser	Principal Occupation
Chris Bauer	Director	Retired
Jefferson V. DeAngelis	Director and President	Senior Vice President – Public Markets of Northwestern Mutual and Chief Investment Officer of Northwestern Mutual Wealth Management Company
Ronald P. Joelson	Director	Senior Vice President and Chief Investment Officer of Northwestern Mutual
Kate M. Fleming	Treasurer and Vice President – Operations	Vice President – Operations
Raymond J. Manista	Secretary	General Counsel of Northwestern Mutual
Michael W. Zielinski	Chief Compliance Officer	Chief Compliance Officer

One director and several officers of the Series Fund are also officers and/or employees of the Adviser. The following chart lists these individuals and their positions with the Series Fund and the Adviser. The address of each director and officer of the Series Fund listed is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

Name	Position with Series Funds	Position with Adviser
Jefferson V. DeAngelis	Chairman of the Board	Director and President
R. David Ells	President	Managing Director
Kate M. Fleming	Vice President – Operations	Vice President – Operations and Treasurer
David R. Keuler	Vice President – Investments	Managing Director
Michael P. Johnson	Vice President – Investments	Director
Curtis J. Ludwick	Vice President – Investments	Director
Andrew T. Wassweiler	Vice President – Investments	Director
Mary R. Linehan	Vice President – Investments	Managing Director
Brian Yeazel	Vice President – Investments	Managing Director
Steve Lyons	Vice President – Investments	Director
Steve A. Warren	Vice President – Investments	Associate
Jason Steigman	Vice President – Investments	Managing Director
Michael W. Zielinski	Chief Compliance Officer	Chief Compliance Officer
Randy M. Pavlick	Secretary	Assistant Secretary

Fiduciary

Fiduciary Management, Inc., is located at 100 East Wisconsin Avenue, Suite 2200, Milwaukee, Wisconsin, 53202, and has been an investment adviser since 1980. It is responsible for managing the investments of the Portfolio and directing the purchase and sale of their investment securities pursuant to the New Sub-Advisory Agreement. As of September 30, 2012, Fiduciary’s assets under management were approximately $15.1 billion.

The following chart lists the directors and principal executive officers of Fiduciary and their principal occupations. The address for each, as it relates to that person’s position with Fiduciary, is 100 East Wisconsin Avenue, Suite 2200, Milwaukee, Wisconsin, 53202.

Name	Position with Sub-Adviser	Principal Occupation
Ted D. Kellner, CFA	Director and Executive Chairman	Member – Portfolio Management Committee
Patrick J. English, CFA	Director, CEO, Chief Investment Officer and Co-Director of Research	Member – Portfolio Management Committee
John S. Brandser	Director, President, Chief Operating Officer, and Chief Compliance Officer	Member – Portfolio Management Committee

Fiduciary provides investment advisory services to the funds listed below, which have investment objectives and strategies similar to that of the Portfolio. While the investment objectives and strategies of the funds listed below may be similar to those of the Portfolio, the nature of services provided by Fiduciary may be different. For example, Fiduciary provides sub-advisory services to the Portfolio, while it provides investment advisory services to certain of the funds listed below. As a sub-adviser, Fiduciary may perform a more limited set of services and assume fewer responsibilities for the Portfolio than it does for such funds.

Comparable Fund	Advisory Fee	Assets Managed as of September 30, 2012
FMI Large Cap Fund	0.75%	$6.3 billion
JP Morgan Access Balanced Fund	0.50%	$28.5 million
JP Morgan Access Growth Fund	0.50%	$31.2 million
Vantagepoint Growth and Income Fund	0.30%	$448.1 million

SHARES OUTSTANDING AND OWNERSHIP OF SHARES

All of the outstanding shares of the Portfolio are owned by Northwestern Mutual. Northwestern Mutual holds title to these shares for its general account and for its separate investment accounts used for variable annuity contracts and variable life insurance policies. The following table shows the allocation of shares of the Portfolio among the general account and the separate investment accounts as of September 30, 2012.

General Account	26,245,919	shares	29.2%
NML Variable Annuity Account A	960,252	shares	1.1%
NML Variable Annuity Account B	58,216,760	shares	64.7%
NML Variable Annuity Account C	206,319	shares	0.2%
Northwestern Mutual Variable Life Account	3,785,031	shares	4.2%
Northwestern Mutual Variable Life Account II	566,455	shares	0.6%
Total	89,980,736	shares	100.0%

The amount beneficially owned by the Directors and officers as a group is less than 1% of the Portfolio.

AFFILIATED BROKERAGE TRANSACTIONS

The Portfolio did not make any payments to an affiliated broker for the fiscal year ended December 31, 2011.

DISTRIBUTION

The Series Fund has no principal underwriter or distributor. The Series Fund sells it shares directly to Northwestern Mutual’s insurance company separate accounts to fund variable annuity and variable life insurance products issued by Northwestern Mutual.

OTHER INFORMATION

Annual and Semi-Annual Reports

Free copies of the Series Fund’s current annual and semi-annual reports may be obtained by writing to Northwestern Mutual, 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or calling the following toll-free telephone number: 1-888-455-2232.

Shareholder Proposals

The Series Fund is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Series Fund must be received by the Series Fund within a reasonable time before the Series Fund’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. The Series Fund will pay the expenses in connection with this Information Statement, including any printing, distribution, legal fees and out-of-pocket expenses.

Householding

Only one copy of the Notice of Internet Availability of Information Statement may be delivered to multiple contract owners with an allocation to the Portfolio sharing the same address, unless Northwestern Mutual has received contrary instructions. Additional copies of the Notice may be requested by contacting Northwestern Mutual at 1-866-424-2609 or 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. Contract owners with an allocation to the Portfolio sharing an address who received a single copy of the Notice and who wish to receive separate copies of future notices, or contract owners sharing an address that received separate copies of the Notice and who wish to receive a single copy of future notices, can make the request by contacting Northwestern Mutual at the same address and telephone number.

Northwestern Mutual Series Fund, Inc.

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Large Cap Blend Portfolio

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This Notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Large Cap Blend Portfolio (the “Portfolio”) of Northwestern Mutual Series Fund, Inc. (the “Series Fund”). The Series Fund’s investment adviser is Mason Street Advisors, LLC (“MSA”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for view:

Information Statement

The Information Statement details a recent sub-adviser change related to the Portfolio. Specifically, the Board of Directors of the Series Fund (the “Board”) has approved the selection of Fiduciary Management, Inc. to serve as the new sub-adviser to the Portfolio. At the same time, the Board approved the termination of Capital Guardian Trust Company as sub-adviser to the Portfolio. These changes became effective on October 1, 2012. MSA will continue to serve as the Portfolio’s investment adviser.

MSA and the Series Fund have received an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) that allows certain sub-adviser changes to be made without shareholder approval (the “Manager of Managers Order”). The Manager of Managers Order instead requires that the Information Statement be provided to you.

By sending you this Notice, MSA and the Series Fund are making the Information Statement available to you online in lieu of mailing you a copy. The full Information Statement will be available on the following website until March 31, 2013: www.nmseriesfund.com. You can access, view and print the Information Statement by clicking on the direct link to the Information Statement that appears at the bottom of the webpage under the heading “Additional Documents.” A paper copy of the Information Statement may be obtained, without charge, by calling 1-888-455-2232.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.